Exhibit 99.1

GeoMet Announces Financial and Operating Results for the Quarter Ended September 30, 2009,

A Reduction in Proved Natural Gas Reserves at September 30, 2009 and

Schedules Conference Call for the Quarter Ended September 30, 2009

Houston, Texas—November 13, 2009-GeoMet, Inc. (NASDAQ: GMET) (“GeoMet” or the “Company”) today announced its financial and operating results for the quarter ended September 30, 2009, proved natural gas reserves of 213 Bcf at September 30, 2009, a reduction of 33% from December 31, 2008 proved natural gas reserves and scheduled its conference call for the quarter ended September 30, 2009.

Third Quarter 2009 Financial and Operating Results

For the quarter ended September 30, 2009, GeoMet reported a net loss of $48.3 million, or a loss of $1.24 per fully diluted share. Included in the net loss was a $69.1 million, or $1.77 per fully diluted share, pre-tax, non-cash impairment to the Company’s natural gas properties and a $3.6 million, or $0.09 per fully diluted share, pre-tax, non-cash, mark-to-market loss on derivative contracts. The Company received net cash payments of $3.2 million from derivative contracts during the current quarter. For the quarter ended September 30, 2008, GeoMet reported net income of $17.5 million, or $0.44 per fully diluted share. Included in net income for the quarter ended September 30, 2008 was a $21.6 million, or $0.54 per fully diluted share, pre-tax, non-cash, mark-to-market gain on derivative contracts. The Company made net cash payments of $1.4 million on derivative contracts during the prior year quarter.

Adjusted Net Loss for the third quarter of 2009 was $0.6 million as compared to Adjusted Net Income of $4.1 million in the third quarter of 2008. Adjusted Net (Loss) Income is a non-GAAP measure. See the accompanying table for a reconciliation of Adjusted Net (Loss) Income to Net (Loss) Income.

Adjusted EBITDA for the quarter decreased to $3.4 million from $10.3 million in the prior year quarter. Adjusted EBITDA is a non-GAAP measure. See the accompanying table for a reconciliation of Adjusted EBITDA to Net (Loss) Income.

Gas sales for the quarter were $6.4 million as compared to gas sales of $18.7 million in the third quarter of 2008. The average natural gas price during the quarter was $3.36 per Mcf as compared to the prior year quarter average of $10.26 per Mcf. The average natural gas price, adjusted for realized gains and losses on derivative contracts, was $5.03 per Mcf during the third quarter of 2009 versus $9.49 per Mcf for the same period in 2008.

Average net gas sales volumes for the quarter ended September 30, 2009 were 20.7 MMcf per day, a 4% increase from the same quarter in 2008.

Capital expenditures for the quarter ended September 30, 2009 were $2.2 million as compared to $22.0 million for the same quarter in the prior year.

Nine Months Ended September 30, 2009 Financial and Operating Results

For the nine months ended September 30, 2009, GeoMet reported a net loss of $155.5 million, or a loss of $3.98 per fully diluted share. Included in the net loss was a $236.4 million, or $6.05 per fully diluted share, pre-tax, non-cash impairment to the Company’s natural gas properties and a $5.5 million, or $0.14 per fully diluted share, pre-tax, non-cash, mark-to-market loss on derivative contracts. The Company received net cash payments of $8.6 million on derivative contracts during the current period. For the nine months ended September 30, 2008, GeoMet reported net income of $12.2 million, or $0.31 per fully diluted share. Included in net income for the nine months ended September 30, 2008 was a $0.8 million, or $0.02 per fully diluted share, pre-tax, non-cash, mark-to-market gain on derivative contracts. The Company made net cash payments of $2.0 million on derivative contracts during the prior year period.

Adjusted Net Loss for the nine months ended September 30, 2009 was $2.5 million as compared to Adjusted Net Income of $11.7 million in the prior year period. Adjusted Net (Loss) Income is a non-GAAP measure. See the accompanying table for a reconciliation of Adjusted Net (Loss) Income to Net (Loss) Income.

Adjusted EBITDA for the nine months ended September 30, 2009 decreased to $9.5 million from $31.1 million in the prior year period. Adjusted EBITDA is a non-GAAP measure. See the accompanying table for a reconciliation of Adjusted EBITDA to Net (Loss) Income.

Gas sales for the nine months ended September 30, 2009 were $22.7 million as compared to gas sales of $55.0 million in the same period in 2008. The average natural gas price during the nine months ended September 30, 2009 was $3.99 per Mcf as compared to the prior year period average of $9.91 per Mcf. The average natural gas price, adjusted for realized gains and losses on derivative contracts, was $5.50 per Mcf during the nine months ended September 30, 2009 versus $9.54 per Mcf for the same period in 2008.

Average net gas sales volumes for the nine months ended September 30, 2009 were 20.8 MMcf per day, a 3% increase from the same period in 2008. The increase in net gas sales volumes for the nine months ended September 30, 2009 over the same period in 2008 was 6% when the net gas sales volumes for the nine months ended September 30, 2008 exclude volumes from an overriding royalty interest that was sold effective July 1, 2008.

Capital expenditures for the nine months ended September 30, 2009 were $7.7 million as compared to $43.2 million for the same period in the prior year.

Reduction in Proved Natural Gas Reserves at September 30, 2009

Due in large part to continued under-performance in the Gurnee field, GeoMet reduced its proved reserves as of September 30, 2009 to 212.7 Bcf, a decrease of approximately 33% from proved reserves of 319.5 Bcf at December 31, 2008. Proved reserves at September 30, 2009 were also impacted by lower natural gas prices and costs in 2009. The effect of lower natural gas prices was minimized by the Company’s ongoing cost reduction strategy, which was implemented in April 2009. Consequently, approximately 87% (or 88.2 Bcf) of the downward revision was performance related, substantially all in the Gurnee field, and approximately 13% (or 12.9 Bcf) is the result of lower natural gas prices and costs used in the calculation of proved reserves at September 30, 2009. In revising estimated proved natural gas reserves at September 30, 2009, all projected inclines other than those that have been clearly demonstrated by production history have been eliminated. In addition, based on the revised recovery factors and low natural gas prices, the undeveloped reserves in the Gurnee field were also significantly reduced.

J. Darby Seré, GeoMet’s Chairman and Chief Executive Officer, had the following comments, “Despite a reduction in our estimated proved natural gas reserves, as well as the lowest gas prices seen since 2002, our bank group has unanimously set our borrowing base at $135 million, a reduction of less than 4% from our prior borrowing base of $140 million. Critical factors in achieving this new borrowing base included the shallow decline of our proved reserves production profile, the significant reductions we have made this year in our cost structure and our strong hedge position.”

Conference Call Information

GeoMet will hold its quarterly conference call to discuss the results for the quarter ended September 30, 2009 on November 16, 2009 at 10:30 a.m. Central Time. To participate, dial (888) 523-1245 a few minutes before the call begins. Please reference GeoMet, Inc. conference ID 4899347. The call will also be broadcast live over the Internet from the Company’s website at www.geometinc.com. A replay of the conference call will be archived on the Company’s website shortly after the end of the call on November 16, 2009.

Forward-Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. GeoMet undertakes no duty to update or revise these forward-looking statements.

About GeoMet, Inc.

GeoMet, Inc. is an independent energy company primarily engaged in the exploration for and development and production of natural gas from coal seams (“coalbed methane”) and non-conventional shallow gas. Our principal operations and producing properties are located in the Cahaba Basin in Alabama and the Central Appalachian Basin in West Virginia and Virginia. We also control additional coalbed methane and oil and gas development rights, principally in Alabama, British Columbia, Virginia, and West Virginia.

For more information please contact Stephen M. Smith at (713) 287-2251 (ssmith@geometcbm.com), John Baldissera with BPC Financial at (800) 368-1217, or visit our website at www.geometinc.com.

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Gas sales	$6,394	$18,674	$22,684	$54,956
Operating fees and other	97	146	272	648

Total revenues	6,491	18,820	22,956	55,604

Expenses:
Total production expenses	4,678	5,204	16,018	15,700
Depreciation, depletion and amortization	5,169	2,524	10,187	7,472
Impairment of gas properties	69,146	—	236,441	—
General and administrative	1,853	2,098	7,007	7,478
Realized (gains) losses on derivative contracts	(3,169)	1,390	(8,626)	2,021
Unrealized losses (gains) on derivative contracts	3,567	(21,565)	5,526	(820)

Total operating expenses	81,244	(10,349)	266,553	31,851

Operating (loss) income	(74,753)	29,169	(243,597)	23,753
Other expenses & interest, net	(1,376)	(1,084)	(3,753)	(3,455)

(Loss) income before income taxes	(76,129)	28,085	(247,350)	20,298
Income tax benefit (expense)	27,786	(10,604)	91,895	(8,135)

Net (loss) income	$(48,343)	$17,481	$(155,455)	$12,163

(Loss) income per share:
Net (loss) income
Basic	$(1.24)	$0.45	$(3.98)	$0.31

Diluted	$(1.24)	$0.44	$(3.98)	$0.31

Weighted average number of common shares:
Basic	39,140	38,872	39,063	38,822

Diluted	39,140	39,839	39,063	39,714

GEOMET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2009	December 31, 2008
Assets:
Current assets	$8,178	$17,938
Properties and equipment, net of accumulated depreciation, depletion, amortization and impairment of gas properties	119,806	358,299
Deferred income taxes	46,170	—
Other assets	558	1,363

Total assets	$174,712	$377,600

Liabilities and stockholders’ equity:
Current liabilities	$10,720	$19,379
Long-term debt	120,016	117,118
Deferred income taxes	—	43,842
Other long-term liabilities	5,721	4,829

Total liabilities	136,457	185,168

Total stockholders’ equity	38,255	192,432

Total liabilities and stockholders’ equity	$174,712	$377,600

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2009	2008
Net cash provided by operating activities	$6,861	$24,970
Net cash used in investing activities	(11,113)	(36,512)
Net cash provided by financing activities	2,906	11,966
Effect of exchange rates changes on cash	67	(11)

(Decrease) increase in cash and cash equivalents	(1,279)	413
Cash and cash equivalents at beginning of period	2,097	1,540

Cash and cash equivalents at end of period	$818	$1,953

GEOMET, INC.

OPERATING STATISTICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net sales volumes (MMcf)	1,901	1,821	5,690	5,548
Per Mcf data ($/Mcf):
Average natural gas sales price	$3.36	$10.26	$3.99	$9.91
Differential to NYMEX (1)	$(0.03)	$0.04	$0.06	$0.20
Average natural gas sales price realized (2)	$5.03	$9.49	$5.50	$9.54
Adjusted lease operating expense (3)(4)	$1.63	$1.83	$1.91	$1.84
Compression expenses	$0.48	$0.45	$0.47	$0.40
Transportation expense	$0.17	$0.17	$0.24	$0.17
Production taxes	$0.13	$0.33	$0.15	$0.30
Total production expenses, as adjusted (3)	$2.41	$2.78	$2.77	$2.71
Depreciation, depletion and amortization	$2.72	$1.39	$1.79	$1.35

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
POND CREEK FIELD
Net sales volumes (MMcf)	1,318	1,252	3,920	3,698
Per Mcf data ($/Mcf):
Lease operating expense	$1.27	$1.46	$1.38	$1.53
Compression expense	$0.41	$0.41	$0.38	$0.37
Transportation expense	$0.23	$0.24	$0.33	$0.25
Production taxes	$0.11	$0.19	$0.12	$0.15
Total production expenses	$2.02	$2.30	$2.21	$2.30

GURNEE FIELD
Net sales volumes (MMcf)	527	558	1,620	1,667
Per Mcf data ($/Mcf):
Adjusted lease operating expense (3)	$2.11	$2.55	$2.57	$2.69
Compression expense	$0.50	$0.55	$0.56	$0.53
Production taxes	$0.19	$0.64	$0.23	$0.60
Total production expenses, as adjusted (3)	$2.80	$3.74	$3.36	$3.82

(1)	The difference between the average natural gas price for the period, before the impact of gain and losses on derivative contract, and the final average settlement price for natural gas contracts on the New York Mercantile Exchange (“NYMEX”) for each month during the applicable period weighted by gas sales volumes.
(2)	Average realized price includes the effects of realized gains on derivative contracts.
(3)	Produced water disposal fees are recorded as operating fees and other on the Statement of Operations. Lease operating expense per Mcf has been adjusted for produced water disposal fees because the fees are not reflected in the net gas sales volumes. See Reconciliation of Adjusted Lease Operating Expense.
(4)	The 2009 adjusted lease operating expenses include lease operating expenses in three new areas, the Garden City prospect, the Lasher field and the Peace River field; none of which had meaningful operations during the prior year period. Per unit operating expenses are generally higher in the initial start up of a new field before economies of scale have been realized.

GEOMET, INC.

CONSOLIDATED DERIVATIVE CONTRACT POSITIONS

At September 30, 2009, the Company had the following natural gas collar positions:

Period	Volume (MMBtu)	Sold Ceiling	Bought Floor	Sold Floor
October 2009 (1)	186,000	$(1)	$7.50	$5.25
October 2009 (1)	186,000	$(1)	$8.50	$6.50
October 2009 (1)	372,000	$4.50	$3.70	$(1)
November 2009 through March 2010	906,000	$11.20	$9.50	$7.00
November 2009 through March 2010	604,000	$6.65	$5.50	$3.50
April through October 2010	856,000	$6.80	$5.50	$3.50
April through October 2010	856,000	$6.35	$5.50	$—
November 2010 through March 2011	604,000	$7.45	$6.50	$—

(1)	In connection with the October 2009 natural gas collar denoted above, the Company eliminated the existing $10.00 sold ceilings with respect to all three-way-collars through October 2009.

At September 30, 2009, the Company had the following natural gas swap position:

Period	Volume (MMBtu)	Price
October 2009	124,000	$4.47
April through October 2010	856,000	$5.70
November 2010 through March 2011	604,000	$6.67
April 2011 through October 2011	856,000	$6.37
November 2011 through March 2012	608,000	$7.12

At September 30, 2009, the Company had the following interest rate swap positions:

Description	Effective date	Designated maturity date	Fixed rate (2)	Notional amount
Floating-to-fixed swap	12/14/2007	12/14/2010	3.86%	$15,000,000
Floating-to-fixed swap	1/3/2008	1/4/2010	3.95%	$10,000,000
Floating-to-fixed swap	3/25/2008	3/25/2010	2.38%	$10,000,000
Floating-to-fixed swap	5/13/2008	5/13/2010	3.07%	$5,000,000
Floating-to-fixed swap	1/6/2009	1/6/2011	1.38%	$5,000,000

(2)	The floating rate paid by the counterparty is the British Bankers’ Association LIBOR rate.

Subsequent to September 30, 2009, the Company entered into the following natural gas swap position:

Period	Volume (MMBtu)	Price
April through October 2010	642,000	$6.30
November 2010 through March 2011	906,000	$7.26

GEOMET, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET (LOSS) INCOME

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net (loss) income	$(48,343)	$17,481	$(155,455)	$12,163
Add: Interest expense, net of interest income and amounts capitalized	1,380	1,102	3,766	3,502
(Deduct): Other income	(4)	(18)	(13)	(48)
(Deduct): Income tax (benefit) expense	(27,786)	10,604	(91,895)	8,135
Add: Depreciation, depletion and amortization	5,169	2,524	10,187	7,472
Add: Impairment of gas properties	69,146	—	236,441	—
Add: Unrealized losses (gains) on derivative contracts	3,567	(21,565)	5,526	(820)
Add: Stock based compensation	160	102	661	486
Add: Accretion expense	111	90	324	258

Adjusted EBITDA	$3,400	$10,320	$9,542	$31,148

The table above reconciles net (loss) income to Adjusted EBITDA. Adjusted EBITDA is defined as net (loss) income before net interest expense, other non-operating income, income taxes, depreciation, depletion and amortization, and minority interest before unrealized losses (gains) on derivative contracts, stock-based compensation and accretion expense. Although Adjusted EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), management believes that it is useful to GeoMet and to an investor in evaluating our company because it is a widely used measure to evaluate a company’s operating performance.

GEOMET, INC.

RECONCILIATION OF ADJUSTED NET (LOSS) INCOME TO NET (LOSS) INCOME

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net (loss) income	$(48,343)	$17,481	$(155,455)	$12,163
Impairment of gas properties	69,146	—	236,441	—
Unrealized losses (gains) on derivative contracts, net of tax	3,567	(21,565)	5,526	(820)
Accelerated depletion - Canada	2,742	—	2,742	—
Effect of income taxes	(27,759)	8,143	(91,711)	328

Adjusted Net (Loss) Income	$(647)	$4,059	$(2,457)	$11,671

The table above reconciles net (loss) income to Adjusted Net (Loss) Income. Adjusted Net (Loss) Income is calculated by eliminating unrealized losses (gains) on derivative contracts from net (loss) income, non-cash accelerated depletion and impairments to our gas properties, and their related tax effects to arrive at Adjusted Net (Loss) Income. The tax effects are determined by calculating the tax provision for GAAP net (loss) income and comparing the results to the tax provision for Adjusted Net (Loss) Income, which excludes the adjusting items. The difference in the tax provision calculations represents the effect of income taxes. The calculation is performed at the end of each quarter and, as a result, the tax rates for each discrete period are different. Although Adjusted Net (Loss) Income is a non-GAAP measure, we believe it is useful information for investors because the unrealized losses (gains) relate to derivative contracts that hedge our production in future months. The losses (gains) associated with derivative contracts that hedge current production are recognized in net (loss) income and are not eliminated in determining Adjusted Net (Loss) Income. The adjustment better matches losses (gains) on derivative contracts with the period when the underlying hedged production occurs.

GEOMET, INC.

RECONCILIATION OF ADJUSTED LEASE OPERATING EXPENSE

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Lease operating expense	$3,195	$3,475	$11,113	$10,867
Deduct: Produced water disposal fees	97	146	272	647

Adjusted lease operating expense	$3,098	$3,329	$10,841	$10,220

The table above reconciles lease operating expense to adjusted lease operating expense. Adjusted lease operating expense is calculated by eliminating the produced water disposal fees from lease operating expense to arrive at adjusted lease operating expense. Although adjusted lease operating expense is a non-GAAP measure, we believe it is useful information for investors because produced water disposal fees are recorded as operating fees and other on the Statement of Operations. Lease operating costs per Mcf are adjusted for produced water disposal fees because the fees are not reflected in the net gas sales price. The adjustment better matches lease operating expense with the natural gas sales revenues it is associated with.